UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

RTW RETAILWINDS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

330 West 34th Street
9th Floor
New York, New York 10001
(Address of principal executive offices, including  Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RTW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2020, RTW Retailwinds, Inc. and its wholly-owned direct and indirect subsidiaries, including Lerner New York, Inc., Lernco, Inc., Lerner New York Outlet, LLC, Lerner New York FTF, LLC, Lerner New York Holding, Inc., New York & Company Stores, Inc., Lerner New York GC, LLC and FTF GC, LLC entered into Amendment No. 2 (“Amendment No. 2”) to Fourth Amended and Restated Loan and Security Agreement and Joinder with Wells Fargo Bank, National Association, as administrative agent and lender (as amended by Amendment No.2, the “Loan Agreement”). The obligations under the Loan Agreement are guaranteed by RTW Retailwinds, Inc. (the “Company”) and certain of its subsidiaries. All capitalized terms used herein without definition have the meanings ascribed to such terms in the Loan Agreement.

The provisions of the Loan Agreement amended by Amendment No. 2 include, among other things: (i) reduction to the sub-facility for issuance of letters of credit (see below); (ii) increased interest rates applicable to Revolving Loans (see below); (iii) a current repayment of $20 million of amounts outstanding under the Loan Agreement; (iv) full repayment of the amounts outstanding under the Loan Agreement by August 15, 2020; (v) starting June 13, 2020, the sweep of cash in excess of $40 million to pay down amounts outstanding under the Loan Agreement; (vi) revised reporting requirements; (vii) reduction in advance rates used for the Borrowing Base calculation; and (viii) forbearance until June 30, 2020 of certain specified potential defaults.

The maximum revolving credit facility commitment has changed, now providing the Company with a $75 million revolving credit facility (which includes a sub-facility for issuance of letters of credit up to $10 million). The Company no longer has a fully committed $25 million accordion option. Borrowing availability under the Company’s revolving credit facility is still determined by a monthly borrowing base calculation based on applying specified advance rates against inventory and certain other eligible assets which advance rates have been reduced from 95% to 90%. Under the Loan Agreement, the Company continues to be subject to a Minimum Excess Availability covenant equal to the greater of (i) 10% of the revolving credit facility commitment and (ii) $7.5 million.

Under the terms of the Loan Agreement, the interest rates applicable to Revolving Loans have increased. At the Company’s option, Revolving Loans now bear interest at either (i) a floating rate equal to the LIBOR plus a margin of 2.50% per year for LIBOR Rate Loans or (ii) a floating rate equal to the Base Rate plus a margin of 1.50% per year for Base Rate Loans. The fees the Company pays to the Lenders under the revolving credit facility and the monthly fee on outstanding commercial letters of credit and on standby letters of credit, plus a monthly fee on a proportion of the unused commitments under the revolving credit facility, remain unchanged.

The foregoing summary of the amendments to the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 Entry into a Material Definitive Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description
10.1	Amendment No 2. to Fourth Amended and Restated Loan and Security Agreement, made by and among Lerner New York, Inc., Lernco, Inc., Lerner New York Outlet, LLC and Lerner New York FTF, LLC, wholly-owned indirect subsidiaries of RTW Retailwinds, Inc., and Wells Fargo Bank, N.A., as Agent and Sole Lender, dated as of June 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW RETAILWINDS, INC.

/s/ Sheamus Toal
Date: June 5, 2020	Name:	Sheamus Toal
	Title:	Chief Executive Officer and
Chief Financial Officer

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